UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADOMANI, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4740 Green River Road, Suite 106

Corona, California 92880

                , 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of ADOMANI, Inc. to be held on Wednesday, May 8, 2019, at 10:00 a.m., Pacific Time, at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the annual meeting.

Your vote is important to us and your shares should be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return your Proxy Card promptly using the postage-paid envelope provided, or return your proxy by calling the toll-free telephone number or by using Internet voting as described in the voting instructions provided to you at your earliest convenience.

On behalf of the Board of Directors, thank you for your continued support of ADOMANI.

Sincerely,

/s/ James L. Reynolds
James L. Reynolds
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m., Pacific Time, on Wednesday, May 8, 2019

The 2019 Annual Meeting of Stockholders of ADOMANI, Inc., a Delaware corporation (“ADOMANI,” the “Company” or “we”), will be held on Wednesday, May 8, 2019, at 10:00 a.m., Pacific Time, at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806, for the purpose of considering and acting upon the following:

1.	To elect the Class II directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death;

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-8, with the exact ratio of the reverse stock split to be determined by the Board of Directors;

3.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2; and

4.	To consider and act upon other business which may properly come before the Annual Meeting or any postponement or adjournment thereof.

The proposals referred to above are more fully described in our Proxy Statement. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, our Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report to stockholders outlining our operations during our 2018 fiscal year (the “Annual Report”) on or about March 21, 2019. The Notice also contains instructions on how to request a paper copy of our Proxy Statement and Annual Report.

Your vote is important. You are entitled to vote only if you were a stockholder at the close of business on March 11, 2019, the record date for the Annual Meeting. We hope that you will attend the Annual Meeting, but if you cannot do so, please complete, date, and sign your Proxy Card and return it in the accompanying envelope as promptly as possible, or vote by calling the toll-free telephone number or electronically over the Internet using the instructions provided in the Notice. Returning the Proxy Card (or voting electronically) will not affect your right to vote in person if you attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR CLASS II DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Dated: , 2019	BY ORDER OF THE BOARD OF DIRECTORS,

/s/ James L. Reynolds
James L. Reynolds

Chairman of the Board, President and Chief Executive Officer

ADOMANI, INC.

4740 Green River Road, Suite 106

Corona, California 92880

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2019 at 10:00 a.m., Pacific Time

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of ADOMANI, Inc., a Delaware corporation (“ADOMANI,” the “Company” or “we”), for use at the 2019 Annual Meeting of Stockholders to be held on May 8, 2019, at 10:00 a.m., Pacific Time (the “Annual Meeting”), or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, our Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report to stockholders outlining our operations during our 2018 fiscal year (the “Annual Report”) on or about March 21, 2019. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our Proxy Statement and Annual Report.

GENERAL INFORMATION

Why am I receiving these materials?

We have made available this Proxy Statement because you held shares of our common stock, par value $0.00001 per share (the “Common Stock”), on March 11, 2019 (the “Record Date”) and are entitled to vote at the Annual Meeting. The Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares of Common Stock. The Notice, which directs stockholders to a website where they can access our Proxy Statement and Annual Report, was made available to stockholders beginning on or about March 21 2019. Please read this Proxy Statement, as it contains important information you need to know to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares of Common Stock that you held on that date at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on the following proposals (the “Proposals”) at the Annual Meeting:

1. To elect the Class II directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death;

2. To approve an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-8, with the exact ratio of the reverse stock split to be determined by the Board;

3. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 ; and

4. To consider and act upon other business which may properly come before the Annual Meeting or any postponement or adjournment thereof.

If any other matter is properly brought before the Annual Meeting, your executed proxy would authorize James L. Reynolds (the “Proxy Holder”) to vote on such matters in his discretion.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of Common Stock that you owned on the Record Date. For a description of the vote required to approve the Proposals, please see “What vote is required to approve the Proposals?” below.

How many votes can be cast by all stockholders?

We had                    outstanding shares of Common Stock on the Record Date, and each of those shares of Common Stock is entitled to one vote. Stockholders are not entitled to cumulate voting rights.

How many votes must be present to hold the Annual Meeting?

To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of the holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum. We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Under Delaware law, abstentions are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How do I vote my shares?

In addition to voting in person at the Annual Meeting or any postponement or adjournment thereof, you may vote by mail, telephone or Internet. To vote your shares, please follow the instructions on the Notice.

Voting by Internet. If you are a registered stockholder (that is, if your stock is registered in your name), you may use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your Notice in hand when you log on and follow the instructions included with your Notice. You are encouraged to vote electronically by Internet. If you vote by Internet, you do not need to return your Proxy Card.

Voting by Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may use a telephone to vote your proxy 24 hours a day, 7 days a week. Have your Notice in hand when you call and follow the instructions included with your Notice. If you vote by telephone, you do not need to return your Proxy Card.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your Notice or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone. If your shares are held in “street name” and you do not make arrangements with your broker to vote your shares of Common Stock, then your broker is not permitted to exercise discretion and will not vote your shares on any non-routine Proposal, which is called a “broker non-vote.”

If you need assistance in revoking your proxy or changing your vote, please call us at (951) 407-9860.

Voting by Mail. To vote by mail, please sign, date and return to us as soon as possible the enclosed Proxy Card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet as described above, you need not also mail a proxy to us.

Voting at the Annual Meeting. You may vote by ballot in person at the Annual Meeting. If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the Annual Meeting, you are encouraged to submit a Proxy Card or vote by telephone or Internet to ensure that your vote is received and counted. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

What vote is required to approve the Proposals?

Assuming the presence of a quorum at the Annual Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1—Election of the Class II directors to the Board	A plurality of the votes cast	No

Proposal 2—Approval of an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-8, with the exact ratio of the reverse stock split to be determined by the Board	The affirmative vote of a majority of the shares of Common Stock outstanding	No

Proposal 3—Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2	The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter	No

For purposes of Proposals 1 and 3, broker non-votes will have no effect on the outcome of such Proposals. For purposes of Proposal 1, abstentions are not considered “votes cast” at the Annual Meeting and thus will have no effect on the outcome of such Proposal. For purposes of Proposal 3, abstentions will have the same effect as a vote against such Proposals. As Proposal 2 requires the affirmative approval of the majority of the issued and outstanding shares of Common Stock entitled to vote, both broker non-votes and abstentions will have the effect of a vote against such Proposal.

The votes on Proposals 1, 2 and 3 are “non-discretionary” matters under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to such Proposals, your broker is not permitted to vote on such Proposals and your votes will be counted as broker non-votes.

How does the Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the Class II director nominees named in this Proxy Statement in Proposal 1;

•

FOR Proposal 2—Approval of an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-8, with the exact ratio of the reverse stock split to be determined by the Board; and

•	FOR Proposal 3—Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.

If I give a proxy, how will my shares be voted?

Proxies received by us before the Annual Meeting that are properly executed will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy. If you properly execute your proxy but do not include voting instructions, the shares subject to the proxy will be voted in accordance with the recommendation of the Board on all matters presented in this Proxy Statement. Unsigned proxies will not be voted.

If you vote using the telephone number or website noted on the Notice, you do not need to return any Proxy Card.

If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted.

What if other matters are voted on at the Annual Meeting?

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holder will vote the proxies in his discretion in accordance with his best judgment and in the manner he believes to be in the best interest of ADOMANI. For example, if you do not give instructions on your Proxy Card or by telephone or Internet, and a nominee for director listed on the Proxy Card or Notice, as applicable, withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Holder for any substitute nominee as may be nominated by the Board.

On the date we filed this Proxy Statement with the Securities and Exchange Commission (“SEC”), the Board did not know of any other matter to be brought before the Annual Meeting.

How will my shares be voted if I mark “Abstain” on my proxy?

We will count a properly executed proxy marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual Meeting for the Proposals so marked.

Will my shares be voted if I do not provide instructions to my broker or nominee?

When a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, under NASDAQ rules, brokers no longer have discretion to vote shares that they hold in their name on behalf of a third party. Therefore, if you hold your shares in the name of your broker and you do not provide your broker with specific instructions regarding how to vote on any proposal to be voted on at the Annual Meeting, your broker will not be permitted to vote your shares on that proposal. This is called a “broker non-vote.” For example, if you provide your broker instructions on Proposal 1 but not on Proposal 2, the broker will vote on Proposal 1 as you direct but will not vote your shares on Proposal 2.

Please remember to give your broker specific instructions when returning your proxy. If you previously returned a proxy without specific instructions regarding how your shares are to be voted, please complete and return your proxy to your broker with specific voting instructions.

What does it mean if I receive more than one Notice?

If you hold your shares of Common Stock in more than one account, you will receive a Notice for each account. To ensure that all of your shares are voted, please vote using each Proxy Card you receive or, if you vote by telephone or Internet, you will need to enter each of your proxy numbers. Remember, you may vote by telephone or Internet or by signing, dating and returning the Proxy Card in the postage-paid envelope provided.

Can I revoke a previously delivered proxy or change my vote after I deliver my proxy?

Yes. You may revoke a previously delivered proxy by delivering another properly completed proxy with a later date (including via Internet), or by delivering written notice of revocation of your proxy to our Chief Executive Officer at our principal executive offices, located at 4740 Green River Road, Suite 106, Corona, California 92880, in each case before the exercise of the previously delivered proxy at the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a brokerage firm, bank, dealer or other similar organization, you must contact that brokerage firm, bank, dealer or other similar organization to revoke any prior voting instructions. You may also revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described in the paragraph under the heading “Who can attend the Annual Meeting?” below.

Who can attend the Annual Meeting?

Any person who was a stockholder on the Record Date may attend the Annual Meeting. If you own shares in street name, you should ask your brokerage firm, bank, dealer or other similar organization for a legal proxy to bring with you to the Annual Meeting. If you do not receive a legal proxy in time, you should bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the Annual Meeting. You will not, however, be able to vote your shares at the Annual Meeting without a legal proxy.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for the next Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2020 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than November 1, 2019 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to recommend votes against, stockholder proposals that we are not required to include under Rule 14a-8 under the Exchange Act.

In addition, pursuant to our Amended and Restated Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2020 Annual Meeting of Stockholders pursuant to the advance notice provisions of our Amended and Restated Bylaws must submit a notice of the proposal or nomination to us between December 9, 2019 and January 8, 2020, or else it will be considered untimely and ineligible to be properly brought before such annual meeting. In each case, the notice of the proposal or nomination must include certain information specified in our Amended and Restated Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. In the event that our 2020 Annual Meeting of Stockholders is not held between April 7, 2020 and June 6, 2020, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of (a) the ninetieth day prior to the 2020 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2020 Annual Meeting of Stockholders.

All such notices should be submitted in writing to our Corporate Secretary at our corporate headquarters at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880.

Who is paying for this proxy solicitation?

We will bear the entire cost of solicitation of proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage firms, banks, dealers and other similar organizations holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to the mailing of this Proxy Statement, the solicitation of proxies or votes may be supplemented by telephone, electronic communication, or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We have retained Laurel Hill Advisory Group, LLC (“Laurel Hill”) to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Laurel Hill $6,500, plus reasonable out-of-pocket expenses, for proxy solicitation services.

How can I obtain additional information about us?

Copies of our Annual Report are available on our website at www.adomanielectric.com and will be furnished without charge to stockholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be directed to: ADOMANI, Inc., Attention: Corporate Secretary, 4740 Green River Road, Suite 106, Corona, California 92880.

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

Our Board currently consists of five directors divided into three classes, with each class holding office for a three-year term. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Janet L. Boydell and Michael K. Menerey , our current Class II directors, for re-election at the Annual Meeting for a three-year term that will expire at the 2022 Annual Meeting of Stockholders.

Ms. Boydell and Mr. Menerey have consented to serve if elected. If either of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the Proxy Holder will vote for the substitute nominee designated by our Board. Our Board has no reason to believe that Ms. Boydell or Mr. Menerey will be unable to serve. There are no agreements or understandings pursuant to which Ms. Boydell or Mr. Menerey or any of our directors was selected to serve as a director.

All of our directors are expected to attend the Annual Meeting. All of our directors attended our 2018 Annual Meeting of Stockholders.

INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table provides information regarding our director nominees, his or her age, the year in which he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years and other biographical data. Included in the biography of our nominees is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as one of our directors.

Name	Age	Position
Janet L. Boydell(1)(2)(3)	66	Director
Michael K. Menerey	67	Chief Financial Officer, Secretary, Treasurer and Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.

Janet L. Boydell, Director

Janet L. Boydell has served as a director since June 2017. Since 2015, Ms. Boydell has served as a Principal for VCA Code, a staffing agency. Previously, from 2006 to 2015, Ms. Boydell served as CEO of A Hire Connection, Inc., a professional services firm providing strategic management consulting and retained executive search services for C-Level functions. Ms. Boydell was an Assistant Controller in the field of investment banking. Ms. Boydell graduated from Cal Poly Pomona where she received a Bachelor of Science in Business Administration. We believe that Ms. Boydell is qualified to serve as a director due to her experience in finance and investment banking and as an officer of a U.S. public company.

Michael K. Menerey, Chief Financial Officer, Secretary, Treasurer and Director

Michael K. Menerey has served as our Chief Financial Officer since March 2016 and a director since January 2017. Mr. Menerey is an inactive partner with CFO Edge LLC (“CFO Edge”), with respect to which he provided interim and project-related services to various entities as a Chief Financial Officer from September 2011 through December 2016. Prior to joining us and CFO Edge, Mr. Menerey was employed by Mapleton Investments, LLC from early 2000 through 2010; initially as Executive Vice President, and then as President and Chief Operating Officer from 2005 through 2010. Mr. Menerey served as Executive Vice President, Chief Financial Officer and Secretary of Falcon Communications and its predecessors from mid-1984 until the company sold in November 1999. From 1975 through November 2017, Mr. Menerey was a Certified Public Accountant, and received his undergraduate degree in Business Administration from the University of Michigan. We believe that Mr. Menerey is qualified to serve as a director due to his extensive experience as our Chief Financial Officer and chief financial officer of other companies, as well as his familiarity with our business and operations, both prior to and subsequent to our listing on a national securities exchange.

Vote Required

The election of the Class II directors requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote on this Proposal. As such, the Class II director nominees receiving the highest number of affirmative votes of the vote cast will be elected. Abstentions and broker non-votes will have no effect in determining the results of the voting on the Class II directors at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the election of Ms. Boydell and Mr. Menerey to our Board unless otherwise specified in the proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

CONTINUING DIRECTORS

The following table provides information regarding each of our continuing directors, his or her age, the year in which each he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years, and other biographical data. Included in the biography of each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that such individual should serve as one of our directors.

Name	Age
James L. Reynolds	73
Gary W. Nettles	67
John F. Perkowski	70

James L. Reynolds, President, Chief Executive Officer, Chairman and Director

James L. Reynolds has served as our President and Chief Executive Officer since September 2014 and as a director since July 2014. Mr. Reynolds was appointed Chairman of our Board in July 2016. Prior to joining us, he served in various executive roles at A-Z Bus Sales, most recently as Chief Executive Officer from March 2010 until June 2014 and President from June 2006 until August 2013. Prior to his senior executive positions, Mr. Reynolds also held positions of Vice-President and General Manager and Vice-President of New Bus Sales. Prior to his tenure at A-Z Bus Sales, he was the Regional Manager of Tyco Corporation and managed direct sales. Mr. Reynolds holds a B.A. in Business Administration from Pepperdine University. We believe that Mr. Reynolds is qualified to serve as a director due to his experience with bus sales and in the automotive industry, as well as his previous executive-level experience, coupled with his position as our Chief Executive Officer and President.

Gary W. Nettles, Director

Gary W. Nettles has served as a director since June 2017. Since 2004, Mr. Nettles has served as the Chief Operating Officer, Chief Financial Officer and Director of Allen Tel Products, Inc., a supplier and manufacturer of data and telecommunication components. From 1987 to 2003, Mr. Nettles was a certified public accountant and president of Guchereau & Nettles, an accounting firm. In 1996, Mr. Nettles was elected to the board of directors of Cost-U-Less, Inc., an international operator of mid-sized warehouse club-style stores), where he served in various capacities until the company was sold in 2007, including as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Nettles received his Bachelor of Science degree, Magna Cum Laude, from the United States International University, San Diego California. We believe that Mr. Nettles is qualified to serve as a director due to his extensive experience as a director of other U.S. companies, including his experience as a director of a U.S. public company, along with his financial literacy.

John F. Perkowski, Director

John F. Perkowski has served as a director since June 2017. Mr. Perkowski is the founder and managing partner of JFP Holdings, a Beijing-based merchant banking firm that he formed in 2009 to assist Western companies to penetrate the China market and Chinese companies to expand abroad. From March 2017 to April 2018, Mr. Perkowski served as the Chief Executive Officer of Green4U Technologies, Inc., a Georgia-based client of JFP Holdings that was founded to meet the growing demand for electric vehicles from taxi fleets, municipalities, military units, logistics companies and individual consumers. From 1994 through 2008, Mr. Perkowski served as the Chairman and Chief Executive Officer of ASIMCO Technologies, a supplier and manufacturer of automotive components headquartered in Beijing, China. From 1973 to 1993, Mr. Perkowski held various positions in the Investment Banking Division of PaineWebber, with his last position being the head of investment banking at the New York-based securities firm. Mr. Perkowski serves on several boards of directors and advisory boards, including the China Advisory Council of Magna International, Inc. Mr. Perkowski received his Bachelor of Art degree in American Studies from Yale University, and his Master’s degree in Business Administration from Harvard Business School. We believe that Mr. Perkowski is qualified to serve as a director due to his experience in finance, investment banking, mergers and acquisitions and the automotive industry, including his experience in China, as well as his experience as a director of a U.S. public company.

CORPORATE GOVERNANCE

Currently, our Board consists of five directors. The authorized number of directors may be changed only by resolution of our Board. Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes, with each class holding office for a three-year term. This classification of our Board may have the effect of delaying or preventing changes in control of our Company or management. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. The Board is responsible for our business and affairs and considers various matters that require its approval.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Messrs. Nettles and Perkowski and Ms. Boydell do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the NASDAQ Listing Rules.

Meetings of the Board

During the fiscal year ended December 31, 2018, the Board met four times and took action by unanimous written consent three times. Each incumbent director serving during the fiscal year ended December 31, 2018 attended at least 75% of the aggregate of all Board and applicable committee meetings during the period that he or she served as a director.

We make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account our directors’ schedules. All directors are strongly encouraged to make every effort to attend our annual meeting of stockholders, absent an unavoidable and irreconcilable conflict.

Information Regarding Committees of the Board

Our Board has established three standing committees—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. We intend to appoint persons to the Board and its committees as required from time to time to satisfy the corporate governance requirements of NASDAQ.

Audit Committee

Our Audit Committee currently consists of Ms. Boydell and Messrs. Nettles (Chairman) and Perkowski. The Audit Committee operates under a written charter, which is available on our website at www.adomanielectric.com. Our Board has determined that Mr. Nettles is an “audit committee financial expert” as defined by the regulations promulgated by the SEC and within the meaning of the NASDAQ Listing Rules.

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•

reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of business conduct and ethics;

•	reviewing and approving related party transactions;

•	preparing the Audit Committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The Audit Committee met as a committee five times during the fiscal year ended December 31, 2018.

Compensation Committee

Our Compensation Committee currently consists of Ms. Boydell and Mr. Perkowski (Chairman). The Compensation Committee operates under a written charter, which is available on our website at www.adomanielectric.com.

Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards, benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the Compensation Committee will review all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The Compensation Committee met as a committee one time during the fiscal year ended December 31, 2018.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, the following non-employee directors served on the Compensation Committee of the Board: Ms. Boydell and Mr. Perkowski. There are not currently, and during the fiscal year ended December 31, 2018, there were not any, interlocks of any of our executive officers or directors serving on the compensation committee or equivalent committee of another entity that has any director or executive officer serving on the Compensation Committee, other committees or the Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Boydell (Chairman) and Mr. Nettles. The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.adomanielectric.com.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	determining criteria for selecting new directors, including desired Board skills, experience and attributes, and identifying and actively seeking individuals qualified to become directors;

•	evaluating and selecting, or recommending to the Board, nominees for each election of directors;

•	considering any nominations of director candidates validly made by our stockholders;

•	reviewing and making recommendations to the Board concerning qualifications, appointment and removal of committee members;

•

developing, recommending for Board approval, and reviewing on an ongoing basis the adequacy of, our corporate governance principles, including director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees;

•	assisting the Board in developing criteria for the evaluation of Board and committee performance;

•	if requested by the Board, assisting the Board in its evaluation of the performance of the Board and each committee of the Board; and

•	reviewing and reassessing the adequacy of its charter.

The Nominating and Corporate Governance Committee identifies potential director candidates through a variety of sources, including recommendations made by members of our Board and members of our executive management. When appropriate, the Nominating and Corporate Governance Committee may retain a search firm to identify director candidates.

In evaluating potential director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including:

•	his or her knowledge, expertise, skills, integrity, diversity, judgment, business, leadership or other experience;

•	his or her reputation in the business community;

•	the interplay of the candidate’s experience with the experience of other Board members;

•	the availability of such candidate to perform all Board and committee responsibilities that will be expected of them; and

•	the extent to which the candidate would be a desirable addition to the Board and any committees.

The Nominating and Corporate Governance Committee reviews and assesses at least annually the skills and characteristics of Board members, as well as the composition of the Board as a whole. The Nominating and Corporate Governance Committee’s assessment includes a review of our directors’ respective independence qualifications, skills and experience in the context of the needs of the Board. Additionally, the Nominating and Corporate Governance Committee considers diversity of experience at policy-making levels in business and technology, and in areas that are relevant to our activities. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Corporate Governance Committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors.

In assessing the composition of the Board, the Nominating and Corporate Governance Committee considers the Board’s current and anticipated needs, and seeks to maintain an appropriate balance of different business backgrounds, skills and expertise based on the nature and requirements of our business. In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers all relevant information regarding such candidates, including the membership criteria stated above, and whether such candidates would meet the Nominating and Corporate Governance Committee’s objectives for the overall composition of the Board, as well as the candidates’ ability and willingness to devote adequate time to Board responsibilities. When appropriate, the Nominating and Corporate Governance Committee will recommend qualified candidates for nomination by the entire Board. The Nominating and Corporate Governance met as a committee one time during the fiscal year ended December 31, 2018.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees and is available on our website at www.adomanielectric.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, to the extent required by applicable rules and exchange requirements.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board has a Chairman, Mr. James L. Reynolds. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. Because of the addition of our independent Board members, we currently believe that separation of the roles of Chairman and Chief Executive Officer is not necessary to ensure appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and, either as a whole or through its committees, regularly liaises with management to assess and manage our major risk exposures, the potential impact of such risks on our business and the steps we should take to mitigate or manage such risks. The Board’s risk oversight process complements and supplements management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The risk oversight process also includes receiving reports from committees of our Board and members of senior management to enable our Board to understand our risk identification, management and mitigation strategies with respect to areas of potential material risk.

Our principal source of risk falls into two categories: financial and product commercialization. The Audit Committee oversees management of financial risks and communications with our independent registered public accounting firm regarding our risk exposures and the actions management has taken to limit, monitor or control such exposures, and our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board also regularly reviews plans, results and potential risks related to our product development and commercialization efforts. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each of our committees is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks and matters involving significant risk are considered by our Board as a whole.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Board or individual director, c/o Corporate Secretary, 4740 Green River Road, Suite 106, Corona, California 92880; email address: stockholdercommunications@adomanielectric.com. Our Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Board, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary, in consultation with our Chairman, as appropriate. Correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed solely of non-employee directors who satisfy the current NASDAQ Listing Rules with respect to independence, financial expertise and experience. The Audit Committee operates under a written charter, which is available on our website at www.adomanielectric.com. The primary responsibility of the Audit Committee is to oversee our accounting and financial reporting processes, the integrity of the financial reports and other financial information and the audits of our financial statements.

As part of our oversight of our financial statements, the Audit Committee reviews and discusses with both management and MaloneBailey, LLP all annual and quarterly financial statements prior to their issuance. The Audit Committee’s responsibilities include selecting, in consultation with management, an accounting firm to be hired as our independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board that our financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee fulfilled its duties and responsibilities during the fiscal year ended December 31, 2018 and with respect to the financial statements for the fiscal year ended December 31, 2018, as outlined in the Audit Committee’s charter. Among other things, the Audit Committee:

•

reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2018 with our management and MaloneBailey, LLP, our independent registered public accounting firm;

•

discussed with MaloneBailey, LLP the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees” (formerly known as Auditing Standard No. 16), as adopted by the PCAOB;

•

received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the PCAOB (Rule 3526) regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence, and discussed with MaloneBailey, LLP its independence; and

•

based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Respectfully submitted,

Gary W. Nettles, Chairman of the Audit Committee

Janet L. Boydell

John F. Perkowski

DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 20178 our directors who also served as employees were Mr. Reynolds, our President and Chief Executive Officer and Mr. Menerey, our Chief Financial Officer, Secretary and Treasurer.

We have implemented a formal policy pursuant to which our non-employee directors are eligible to receive equity awards and annual cash retainers as compensation for service on our Board and committees of our Board. This policy includes annual compensation of $25,000, with an additional $5,000 annually to the chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and reimbursement for all directors of reasonable expenses incurred during the course of their performance. In April 2018, we granted each of our non-employee directors an option to purchase 20,000 shares of Common Stock at an exercise price of $1.31, which is equal to 125% of the average of the closing price of the Common Stock on the NASDAQ Capital Market during the 30-day period ending on April 18, 2018.

The table below sets forth the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2018.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Gary W. Nettles	22,500	7,012	29,512
Janet L. Boydell	22,500	7,012	29,512
John F. Perkowski	22,500	7,012	29,512

(1)   Represents the grant date fair values of the stock option awards granted to each of the non-employee directors on April 18, 2018, calculated in accordance with FASB ASC Topic 718. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 19, 2019. As of December 31, 2018, each of our non-employee directors held options to purchase 20,000 shares of Common Stock; otherwise, such directors did not hold any other stock awards or option awards for their service as directors at such time.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below.

The following table identifies our current executive officers, their respective offices and positions and their respective dates of appointment:

Name	Age	Positions Held	Date of Appointment
James L. Reynolds	73	Chief Executive Officer, President and Chairman of the Board	September 2014
Michael K. Menerey	67	Chief Financial Officer, Secretary and Treasurer	March 2016
Richard A. Eckert	47	Chief Operating Officer	March 2017
Kevin G. Kanning	52	Vice President of Business Development and Investor Relations	November 2012
Robert E. Williams	60	Vice President	November 2012

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board. There are also no arrangements, agreements, or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Business Experience

The business experience of our directors, including executive officers serving as directors, is provided under “Information About the Director Nominees” in Proposal 1 and “Continuing Directors” above. The business experience of executive officers who are not also directors is described below.

Kevin G. Kanning, Vice President of Business Development and Investor Relations

Kevin G. Kanning has served as our Vice President of Business Development and Investor Relations since February 2017. Mr. Kanning previously served as our Chief Operating Officer and Secretary from November 2012 through February 2017 and served as a director from November 2012 until June 2017. Previously, Mr. Kanning served as Chief Operating Officer of Greentech Mining, Inc., a technology company focused on sustainable mining practices and precious metal recovery. He has also held a variety of positions over the last 27 years with real estate and technology related businesses and private corporations including Seville Properties, RE/MAX Valley Properties, Realty World-Galley One, Cryotherm USA, Inc., Greentech Mining Ventures, Inc., and Klever Technologies, Inc. Mr. Kanning has held a broker’s license with the California Bureau of Real Estate since 1990 and has participated in both residential and commercial real estate sales/leasing, sales team recruitment/training and office management. Mr. Kanning earned a B.S. in Business Administration from the Haas School of Business, University of California, Berkeley.

Richard A. Eckert, Chief Operating Officer

Richard A. Eckert has served as our Chief Operating Officer since March 2017. From 2000 through February 2017, Mr. Eckert held various leadership positions and most recently served as General Manager of Operations for A-Z Bus Sales, Inc., with responsibility for both the Sacramento and Colton locations. From 2000 to 2016, Mr. Eckert was also involved in the start-up and management of several new divisions within A-Z Bus Sales. During his tenure, he had responsibilities for the Body Shop, Service, Parts, Facilities, Emissions, Warranty and Fire Apparatus division, where he managed both sales and operations. Further, Mr. Eckert served as the Blue Bird Dealer Service Council Co-Chair for all dealers nationwide from January 2016 to February 2017. From 1993 to 2000, Mr. Eckert managed large vehicle collision repair centers, working with school districts and construction companies throughout California. Mr. Eckert studied Criminal Justice while attending Mount San Antonio College.

Robert E. Williams, Vice President

Robert E. Williams has served as our Vice President since November 2012 and served as a director from November 2012 until June 2017. Prior to joining us, he served from 1991 through May 2015 as Senior Production Manager and Key Account Manager for Event Beverage Catering. From 1984 through 2000, Mr. Williams served as Operations Manager and was a partner in STARD, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 1, 2019 for:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding shares of Common Stock;

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Applicable percentage ownership in the following table is based on 72,803,376 shares of our Common Stock outstanding as of March 1, 2019. Shares of our Common Stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days after March 1, 2019 are deemed to be outstanding and to be beneficially owned by the person or entity holding such option, warrant or convertible security for the purpose of computing the number and percentage ownership of outstanding shares of that person or entity. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise noted, the address of each person or entity in the following table is c/o ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880.

Name of Beneficial Owner(1)	Number of Shares	Percent of Shares
Directors and Executive Officers
James L. Reynolds(2)	10,196,198	13.16%
Michael K. Menerey(3)	444,674	*
Gary W. Nettles(4)	4,049,198	5.56%
Janet Boydell(5)	16,898	*
John F. Perkowski(6)	6,898	*
Richard A. Eckert (7)	98,894	*
All directors and executive officers as a group (8 persons)(8)	24,572,076	30.11%
5% Stockholders
Kevin G. Kanning(9)	6,447,245	8.56%
James Rogers(10)	3,773,020	5.18%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)

Consists of (i) 5,500,000 shares of Common Stock held of record by The Reynolds Irrevocable Family Trust II, Dated July 30, 2016, (ii) 33,000 shares of Common Stock held of record by Mr. James L. Reynolds and Mrs. Cindy Reynolds, over which Mr. Reynolds exercises shared voting and investment control, and (iii) 4,663,198 shares of Common Stock that Mr. Reynolds will have the right to acquire through the exercise of stock options.

(3)

Consists of (i) 398,114 shares of Common Stock held of record by the Menerey Living Trust u/t/d 4/12/96 and (ii) 46,560 shares of Common Stock that Mr. Menerey will have the right to acquire through the exercise of a stock option.

(4)

Includes (i) 3,982,800 shares held of record by Provident Trust Group FBO Cornelia P. Doherty ROTH IRA and 39,500 shares held of record by Connie Doherty Living Trust Dated May 1, 1996, over which Mr. Nettles has voting and investment control pursuant to a Voting Trust Agreement dated March 20, 2017, (ii) 20,000 shares of Common Stock held of record by the SEP FBO Gary W. Nettles, Sun American Trust Co. custodian and (iii) 6,898shares of Common Stock that Mr. Nettles will have the right to acquire through the exercise of a stock option.

(5)	Includes 6,898 shares of Common Stock that Ms. Boydell will have the right to acquire through the exercise of a stock option.
(6)	Includes 6,898 shares of Common Stock that Mr. Perkowski will have the right to acquire through the exercise of a stock option.
(7)	Includes 46,560 shares of Common Stock that Mr. Eckert will have the right to acquire through the exercise of a stock option.
(8)	Includes options to acquire up to 8,806,328 shares of Common Stock.
(9)	Includes 2,500,000 shares of Common Stock that Mr. Kanning will have the right to acquire through the exercise of stock options.
(10)

Based on information provided to us by such stockholder, includes (i) 1,980,020 shares of Common Stock held of record by Spirit of California Entertainment Group, Inc., (ii) 43,000 shares of Common Stock held of record by James B. Rogers Irrevocable Family Trust and (iii) 1,750,000 shares of Common Stock held of record by Mobile Grow, Inc. The address of James B. Rogers is P.O. Box 3125, Saratoga, CA 95070.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Legal Proceedings

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and a review of the stockholders register, during the fiscal year ended December 31, 2018, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Overview

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2018 and 2017. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2018, the end of our last completed fiscal year, were:

•	James L. Reynolds, our President and Chief Executive Officer;

•	Michael K. Menerey, our Chief Financial Officer, Secretary and Treasurer; and

•	Richard A. Eckert, our Chief Operating Officer.

We refer to these individuals in this section as our “Named Executive Officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2017 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Total ($)
James L. Reynolds	2018	240,000	—	—	240,000
President, Chief Executive Officer and Director	2017	240,000	—	15,667,605	15,907,605
Michael K. Menerey	2018	200,000	—	47,331	247,331
Chief Financial Officer and Director	2017	200,000	25,000	4,178,028	4,403,028
Richard A. Eckert	2018	171,000	5,000	47,331	223,331
Chief Operating Officer	2017	142,500	15,000	4,178,028	4,335,528

(1)

The amounts shown in this column represent the aggregate grant date fair value of option awards granted in the year computed in accordance with FASB ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 19, 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers.

(2)

In June 2018, Messrs. Reynolds, Menerey and Eckert agreed to voluntarily surrender options to purchase 1,500,000, 400,000 and 400,000 shares of common stock, respectively, at an exercise price of $10.49 per share previously issued to such individuals in March 2017 pursuant to the Company’s 2012 Stock Option and Stock Incentive Plan. Neither the Company nor the Named Executive Officers will have any further rights or obligations with respect to such options, or with respect to any shares of common stock that could have been purchased upon exercise of such options, and none of the Named Executive Officers received any value from the Company in connection with such surrender. The Company recognized $10.2 million and $5.4 million of stock-based compensation expense relating to these options during the years ended December 31, 2017 and 2018, respectively.

Narrative Disclosure to Summary Compensation Table

James L. Reynolds

Mr. Reynolds is our President, Chief Executive Officer and a member of our Board. Pursuant to an employment agreement entered into in September 2014, Mr. Reynolds’ base salary is $240,000 per annum. In addition to his base salary, Mr. Reynolds is entitled to receive a bonus of five percent of our net profits on an annual basis. As we did not generate any net profits during the years ended December 31, 2018 and 2017, we did not make any bonus payments to Mr. Reynolds. During the year ended December 31, 2017, we issued Mr. Reynolds an option to purchase 1,500,000 shares of Common Stock

The shares subject to Mr. Reynolds’ stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Reynolds, during 2017, we recognized $4.2 million and $2.3 million of stock-based compensation expense during the years ended December 31, 2017 and 2018, respectively. These stock options were voluntarily surrendered by Mr. Reynolds in June 2018.

Michael K. Menerey

Mr. Menerey is our Chief Financial Officer, Secretary, Treasurer and member of our Board. We entered into a written employment agreement with Mr. Menerey effective January 1, 2017. Before that time, we paid Mr. Menerey as a consultant through CFO Edge. During 2017, we issued Mr. Menerey an option to purchase 400,000 shares of Common Stock. The shares subject to Mr. Menerey’s stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Menerey, we recognized $1.1 million and $642,116 of stock-based compensation expense during the years ended December 31, 2017 and 2018, respectively. These stock options were voluntarily surrendered by Mr. Menerey in June 2018. During the year ended December 31, 2018, Mr. Menerey received a total base salary of $200,000 pursuant to his employment agreement. We also issued Mr. Menerey an option to purchase 135,000 shares of Common Stock under the 2017 Plan with an accounting value of $47,331 upon grant. The shares subject to Mr. Menerey’s stock option are scheduled to vest over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter, subject to continued service with us through each vesting date.

Richard A. Eckert

Mr. Eckert has been our Chief Operating Officer since March 1, 2017. During 2017, we issued Mr. Eckert an option to purchase 400,000 shares of Common Stock. The shares subject to Mr. Eckert’s stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Eckert, we recognized $1.1 million and $642,116 of stock-based compensation expense during the years ended December 31, 2017 and 2018, respectively. These stock options were voluntarily surrendered by Mr. Eckert in June 2018. During the year ended December 31, 2018, Mr. Eckert received a total base salary of $171,000 and a bonus of $5,000. We also issued Mr. Eckert an option to purchase 135,000 shares of Common Stock under the 2017 Plan with an accounting value of $47,331. The shares subject to Mr. Eckert’s stock option are scheduled to vest over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter, subject to continued service with us through each vesting date.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our Named Executive Officers as of December 31, 2018. Our Named Executive Officers did not hold any restricted stock or other awards as of December 31, 2018.

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James L. Reynolds	11/28/2016	(1)(2)	4,331,873	668,127	$0.10	9/1/2022
Michael K. Menerey	4/18/2018	(3)	0	135,000	$1.31	4/18/2028
Richard A. Eckert	4/18/2018	(3)	0	135,000	$1.31	4/18/2028

(1)	The shares subject to the stock option vest over a five-year period, with 1/60th of the shares vesting each month, subject to continued service with us through each vesting date.
(2)	Option is subject to 100% acceleration upon a qualifying Transfer of Control (as defined in the related award agreement).
(3)	The shares vest over a three-year period, with one-third of the options vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter.

Employment Agreements with Named Executive Officers

We have entered into an employment agreement with our Chief Executive Officer, James L. Reynolds, with an effective date of September 1, 2014. Pursuant to his employment agreement, Mr. Reynolds receives an annual base salary of $240,000. In addition to his base salary, Mr. Reynolds is entitled to receive an annual bonus of up to five percent of our net profits. Mr. Reynolds’ employment agreement is for a five-year term. If Mr. Reynolds’ employment with us ceases due to his death or disability, any unvested stock options will fully vest upon the date of such termination. The employment agreement also provides that, in the event of Mr. Reynolds’ termination for cause, we will have right to repurchase any vested stock options awarded under our 2012 Stock Option Plan.

We have entered into an employment agreement with our Chief Financial Officer, Secretary and Treasurer, Michael K. Menerey, with an effective date of January 1, 2017. Pursuant to his employment agreement, Mr. Menerey receives an annual base salary of $200,000. In addition to his base salary, Mr. Menerey is eligible to receive a bonus, as determined by the Compensation Committee of our Board in its sole discretion. The employment agreement provides that we may from time to time grant stock options to Mr. Menerey and that such options will vest monthly over a five-year period. Mr. Menerey’s employment agreement is for a five-year term. If Mr. Menerey’s employment with us ceases due to his death or disability, his employment agreement provides that his unvested stock options will fully vest upon the date of termination.

We have not entered into an employment agreement with our Chief Operating Officer, Richard A. Eckert.

Severance and Change in Control Payments and Benefits

Our Named Executive Officers are not entitled to any severance or change in control payments or benefits, other than as provided in the section entitled “Employment Agreements with Named Executive Officers” above and in award agreements that set forth the terms and conditions of the stock options granted to such individuals pursuant to our 2012 Stock Option Plan. Each such award agreement provides that, in the event of a “transfer of control,” any unvested portion of such option will vest immediately. For such purposes, a “transfer of control” includes the direct or indirect sale or exchange by our stockholders of all or substantially all of our capital stock, where our stockholders before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after such sale or exchange; (b) a merger in which we are not the surviving corporation; (c) a merger in which we are the surviving corporation and our stockholders such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the our voting stock after such merger; (d) the sale, exchange, or transfer of all or substantially all of our assets; or (e) our liquidation or dissolution.

Limitations of Liability; Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Delaware law, our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; or

•

for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation also provides that if Delaware law is amended after the approval by our stockholders of the Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws also authorize us to indemnify any of our employees or agents and authorize us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our Amended and Restated Bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the Amended and Restated Bylaws are not exclusive.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in material claims for indemnification. We believe that our indemnity agreements and our Amended and Restated Certificate of Incorporation and amended and restated bylaw provisions are necessary to attract and retain qualified person as directors and executive officers.

Indemnity Agreements

In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements generally provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. We believe that these charter and bylaw provisions and indemnity agreements are necessary to attract and retain qualified persons as directors and executive officers. Furthermore, as is typical, we have director and officer liability insurance to cover both us and our directors and officers for liabilities that may be incurred in connection with their services to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and Named Executive Officers, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2017 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board to the maximum extent allowed under Delaware law. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written policy and procedures for the review, approval and ratification of transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, between us and any of our officers, directors and principal stockholders and their affiliates in which we any of our subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000. Our Board has determined that the Audit Committee will be responsible for reviewing, approving and ratifying, on an ongoing basis, any such proposed transactions with any related persons for which disclosure and/or approval is required under the rules promulgated by the SEC. These policies and procedures have not been and will not be applied to the related party transactions described above.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our Board will approve future affiliated transactions, and we will maintain at least two independent directors on our Board to review all material transactions with affiliates.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders	9,099,510	$0.15	16,526,969
Equity compensation plans not approved by security holders	—	—	—
Total	9,099,510	$0.15	16,526,969

(1)	On June 9, 2017, our Board and stockholders approved and ratified our 2017 Equity Incentive Plan, which authorizes the grant to officers, consultants and directors of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards. The 2017 Plan initially authorized and reserved 15,000,000 shares of Common Stock for issuance thereunder, subject to an automatic annual increase equal to the smaller of 3% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our Board.

Employee Benefit and Equity Incentive Plans

We currently maintain the 2012 Stock Option Plan and our Board and stockholders have approved our 2017 Equity Incentive Plan (the “2017 Plan”). Although we previously maintained a 2012 Preferred Stock Option Plan, we have since terminated such plan.

2017 Equity Incentive Plan

On June 9, 2017, we terminated our 2012 Stock Option Plan, at which time our 2017 Plan replaced our 2012 Stock Option Plan. The 2017 Plan is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 15,000,000 shares of our Common Stock were initially authorized and reserved for issuance under the 2017 Plan. This reserve automatically increased on January 1, 2018 and will continue to increase on each subsequent anniversary through 2027, by an amount equal to the smaller of (a) 3% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2017 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2017 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2017 Plan.

The 2017 Plan is generally administered by the Compensation Committee of our Board. Subject to the provisions of the 2017 Plan, the Compensation Committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the 2017 Plan and award guidelines established by the committee. The Compensation Committee has the authority to construe and interpret the terms of the 2017 Plan and awards granted under it. The 2017 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2017 Plan.

The 2017 Plan authorizes the Compensation Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of Common Stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying Common Stock or a cash payment.

The 2017 Plan limits the grant date fair value of all equity awards and the amount of cash compensation that may be provided to a non-employee director in any fiscal year to an aggregate of $300,000.

Awards may be granted under the 2017 Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award.

In the event of a change in control as described in the 2017 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2017 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The 2017 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2017 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2017 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2012 Stock Option Plan

Our Board adopted, and our stockholders approved, our 2012 Stock Option Plan, on September 1, 2012. The 2012 Stock Option Plan was assumed by the Delaware company in our reincorporation in November 2016. Our 2012 Stock Option Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options to our directors, officers, employees, consultants and advisors. In connection with our adoption of the 2017 Plan, we no longer will make award grants under the 2012 Stock Option Plan.

Authorized Shares. The maximum aggregate number of shares that may be issued under the 2012 Stock Option Plan was 40,000,000 shares of our Common Stock. As of June 9, 2017, options to purchase 30,375,000 shares of our Common Stock were outstanding, taking into consideration the conversion of the options to purchase Preferred Stock into options to purchase Common Stock. Due to our adoption of the 2017 Plan, we will no longer make award grants under the 2012 Stock Option Plan.

Plan Administration. Our Board, or a committee appointed by the Board, administers the 2012 Stock Option Plan and any stock awards granted under the 2012 Stock Option Plan. The administrator has the power and authority to determine the terms of the awards, including eligibility, the form of agreements for use under the 2012 Stock Option Plan, the exercise price, the number of shares covered by each such award, the vesting schedule and exercisability of awards, and the form of consideration payable upon exercise. The administrator also has the power and authority to construe and interpret the terms of the 2012 Stock Option Plan and awards granted pursuant to the 2012 Stock Option Plan.

Stock Options. With respect to all stock options granted under the 2012 Stock Option Plan, the exercise price of such options must equal at least the fair market value of our Common Stock on the date of grant. The term of an option may not exceed eight years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our Common Stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash or other methods of payment acceptable to the administrator. Subject to the provisions of the 2012 Stock Option Plan, the administrator determines the vesting terms of options granted under the 2012 Stock Option Plan. After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested and not otherwise forfeited as of such date of termination, for the period of time stated in his or her option agreement.

Merger or Change in Control. In the event of a merger, the sale of substantially all of our assets or any other acquisition, the 2012 Stock Option Plan provides that the outstanding options and stock rights will be treated as set forth in the agreement of merger, consolidation, or asset sale, which shall provide for any of the following: (i) the assumption of the awards by the surviving corporation or its parent or (ii) the continuation of the awards by the company if the company is the surviving corporation.

Plan Amendment, Termination. Our Board may at any time amend, suspend or terminate the 2012 Stock Option Plan, provided such action does not impair the existing rights of any participant.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT

Our Board has unanimously authorized and approved, and is proposing that our stockholders approve, a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio to be established by our Board in its discretion, from 1-for-2 up to 1-for-8, and to grant our Board discretionary authority, within twelve months from the date of the Annual Meeting, to determine whether or not to effect the split and the exact whole number ratio within the range at which to effect the split. The intention of the Board in effecting the reverse stock split would be to increase the trading price of our Common Stock sufficiently above the $1.00 minimum bid price that is required for continued listing on the NASDAQ Capital Market to sustain long term compliance with the NASDAQ Listing Rules. The full text of the proposed amendment is attached hereto as Appendix A (the “Amendment”), the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board.

The actual number of outstanding shares of our Common Stock after giving effect to the proposed reverse stock split will depend on the ratio that is ultimately fixed by our Board. Our Board believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide it with maximum flexibility to achieve the purposes of the proposed reverse stock split and react to changing market conditions and, therefore, is in our best interest and the best interest of our stockholders. In determining the reverse stock split ratio following stockholder approval, our Board (or any authorized committee thereof) may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the continued listing requirements of the NASDAQ Capital Market; and

•	prevailing general market and economic conditions.

If our stockholders grant the Board the authority to effect a reverse stock split, we would have the ability, but not the obligation, to file the Amendment with the Delaware Secretary of State to effect the proposed reverse stock split and, if so, to determine the reverse stock split ratio from within the approved range of ratios above. If we implement the proposed reverse stock split, then the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the ratio selected by the Board. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the proposed reverse stock split will not have any dilutive effect on our stockholders, as each stockholder would hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior thereto. Similarly, the relative voting and other rights that accompany the shares of Common Stock would not be affected by the proposed reverse stock split. Additionally, the proposed reverse stock split would have no effect on the par value of our Common Stock.

The following table provides estimates of the number of shares of our Common Stock authorized, issued and outstanding, reserved for issuance and authorized but neither issued nor reserved for issuance at the following times, based on the 350,000,000 shares of Common Stock currently authorized for issuance by our Amended and Restated Certificate of Incorporation: (i) prior to the proposed reverse stock split, (ii) assuming a 1-for-2 reverse stock split, (iii) assuming a 1-for-4 reverse stock split, (iv) assuming a 1-for-6 reverse stock split, and (v) assuming a 1-for-8 reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Shares Issued and Outstanding (1)	Percentage of Authorized Common Stock	Number of Shares Reserved For Issuance
Current Shares	350,000,000	72,803,376	20.8%	277,196,624
1-for-2 Reverse Stock Split	350,000,000	36,401,688	10.4%	313,598,312
1-for-4 Reverse Stock Split	350,000,000	18,200,844	5.2%	331,799,156
1-for-6 Reverse Stock Split	350,000,000	12,133,896	3.5%	337,866,104
1-for-8 Reverse Stock Split	350,000,000	9,100,422	2.6%	340,899,578

(1)	Based on the number of shares of Common Stock outstanding as of March 1, 2019.

Purpose and Background of the Reverse Stock Split

Our Board’s primary objective in proposing the reverse stock split is to increase the per share trading price of our Common Stock on the NASDAQ Capital Market. Our Board believes that the proposed reverse stock split will allow us to maintain our listing on the NASDAQ Capital Market, and could provide other benefits resulting from the potential increase in the per share market price of our Common Stock.

On August 16, 2018, we received a letter from the staff of the Listing Qualifications Department of Nasdaq (“Staff”) notifying us that, for the previous 30 consecutive business days, the bid price for our Common Stock had closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Capital Market under Nasdaq’s Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were automatically afforded an initial “compliance period” of 180 calendar days following the date of the notification, or until February 12, 2019, to regain compliance with the Minimum Bid Price Requirement. Although we did not regain compliance with the Minimum Bid Price Requirement by February 12, 2019, we received a letter from the Staff on February 13, 2019 notifying us that, pursuant to Listing Rule 5810(c)(3)(A), we were eligible for an additional “compliance period” of 180 calendar days, or until August 12, 2019, to regain compliance with the Minimum Bid Price Requirement. The Staff’s determination in the February 13, 2019 notification letter was based on us meeting, as of the last day of the initial “compliance period”, the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market with the exception of the Minimum Bid Price Requirement, and our written notice to NASDAQ of our intention to regain compliance by effecting a reverse stock split, if necessary. We may achieve compliance during this additional 180 calendar day “compliance period” if the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, but generally no more than 20 consecutive business days, prior to August 12, 2019.

If our stockholders approve this Proposal 2 and we choose to implement a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, we must complete the split no later than 10 business days prior to August 12, 2019 in order to timely regain compliance. If we do not regain compliance by August 12, 2019, the Staff indicated that it will provide written notification to us that our Common Stock will be delisted. At that time, we may appeal the Staff’s delisting determination to a NASDAQ Hearings Panel (“Panel”). Our Common Stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal any delisting determination by the Staff to the Panel, that such appeal would be successful. If we fail to satisfy the NASDAQ Capital Market’s continued listing requirements, including the minimum bid price requirement, our Common Stock may be delisted from the NASDAQ Capital Market. The delisting of our Common Stock would result in the trading of our Common Stock on the over-the-counter markets, such as the OTC Bulletin Board or OTC Markets Group Inc. (formerly known as Pink OTC Markets Inc.). A delisting of our Common Stock from the NASDAQ Capital Market could materially reduce the liquidity of our Common Stock, not only in the number of shares that could be bought and sold, but also through delays in the timing of the transactions and reductions in securities analysts and media coverage. This may reduce the demand for our Common Stock and significantly destabilize the price of our Common Stock. In addition, a delisting could materially adversely affect our ability to raise additional capital.

In view of the potential adverse effect of delisting from the NASDAQ Capital Market discussed above, our Board believes it is in our best interest and the best interest of our stockholders to effect the proposed reverse stock split to increase the market price of our Common Stock so that we may be able to maintain compliance with the minimum bid price requirement set forth in the NASDAQ Listing Rules.

Our Board also believes that the proposed reverse stock split may provide us and our stockholders with other potential benefits resulting from the expected increase in the per share market price of our Common Stock, such as improved marketability and liquidity of our Common Stock, increased interest and trading in our Common Stock and a broader range of institutions that invest in our stock. Due to the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The liquidity of our Common Stock, however, may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

Additionally, the fees we pay (i) to list our shares on the NASDAQ Capital Market, (ii) for custody and clearing services, (iii) to the SEC to register securities for issuance and (iv) for the costs of our proxy solicitations, are based, in part, on the number of shares we have outstanding and the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, even if we effect the proposed reverse stock split, we may not experience the intended benefits described above, including compliance with the minimum bid price requirement set forth in the NASDAQ Listing Rules. Further, while we expect that the reduction in the number of outstanding shares of our Common Stock will increase the trading price of our Common Stock, we cannot assure you that the proposed reverse stock split will increase the trading price of our Common Stock by a multiple equal to the reverse stock split ratio to be determined by our Board, or result in any permanent increase in the trading price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. In the event the trading price of our Common Stock declines after the proposed reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases, the per share stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. In addition, a reverse stock split is often viewed negatively by the market and, consequently, may lead to a decrease in our overall market capitalization. If the per share trading price of our Common Stock does not increase proportionately as a result of the proposed reverse stock split, then our value, as measured by our market capitalization, will be reduced, perhaps significantly.

Board Discretion to Implement Reverse Stock Split

If our stockholders approve of the proposed reverse stock split at the Annual Meeting, the proposed reverse stock split will be effected, if at all, only upon a determination by our Board that the reverse stock split at the applicable ratio (with such ratio determined by our Board as described above) is in our best interest and the best interest of our stockholders. Such determination will be based upon various factors, including meeting the continued listing requirements for the NASDAQ Capital Market, existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. Notwithstanding approval of the proposed reverse stock split by the our stockholders, our Board may, in its sole discretion, abandon all of the proposed amendments and determine, prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the reverse stock split.

Effects of Reverse Stock Split on Common Stock

One principal effect of the proposed reverse stock split would be to decrease the number of outstanding shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below (see “Treatment of Fractional Shares”), the reverse stock split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the proposed reverse stock split. Although the proposed reverse stock split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment would maintain the same authorized number of shares of Common Stock. As a result, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The principal effects of the proposed reverse stock split would be that:

•

a certain number of shares of our existing Common Stock, which number will be between 2 and 8, as selected by our Board (or any authorized committee thereof), will automatically be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock without any further action by us or the holder thereof;

•

the proposed reverse stock split will reduce the total number of shares of our Common Stock outstanding, but will not change the number of authorized shares of our Common Stock under our Amended and Restated Certificate of Incorporation and, as such, the number of shares of our Common Stock remaining available for future issuance will increase;

•

the number of shares held by each individual stockholder will be reduced, resulting in the increase in the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis, which could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares;

•

the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans and other benefit plans will be reduced proportionately to reflect such reverse stock split ratio; and

•

all outstanding options and warrants will be adjusted as a result of the proposed reverse stock split, as required by the terms of such securities (in particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the reverse stock split ratio).

The proposed Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of our Common Stock.

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our Common Stock under the Exchange Act.

If we implement the proposed reverse stock split, our Common Stock will continue to be reported on the NASDAQ Capital Market under the symbol “ADOM”. However, our Common Stock would have a new CUSIP number, a number used to identify our Common Stock.

Effect on Outstanding Options and Warrants

As of March 1, 2019, we had outstanding options to purchase 24,522,338 shares of Common Stock under the 2012 Stock Option Plan. Under the terms of the options, when the proposed reverse stock split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the applicable exchange ratio. We have also reserved for issuance 16,526,969, shares of Common Stock under the 2017 Plan. Under the terms of the 2017 Plan, when the proposed reverse stock split becomes effective, the number of shares reserved for issuance under the 2017 Plan will be proportionately decreased in accordance with the applicable exchange ratio.

As of March 1, 2019, we also had outstanding warrants to purchase 7,556,323 shares of Common Stock. Under the terms of such warrants, when the proposed reverse stock split becomes effective, the number of shares underlying each warrant will be decreased and the exercise price per share will be increased in accordance with the applicable exchange ratio.

Treatment of Fractional Shares

We will not issue any fractional shares of Common Stock as a result of the proposed reverse stock split. Instead, in the event the reverse stock split results in any stockholder being entitled to receive fractional shares that, when aggregated, equal less than a whole share of Common Stock, such fractional shares will be reclassified and converted from and after the effective time of the reverse stock split into one whole share of Common Stock in lieu of such fractional shares. For example, if our Board determines to effect the reverse stock split at a ratio of 1-for-6, then a stockholder who holds 50 shares on a pre-split basis would hold nine whole shares on a post-split basis.

Our list of stockholders shows that some of the outstanding shares of our Common Stock are registered in the names of nominees. As we do not know the number of shares held by each beneficial owner for whom the nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the proposed reverse stock split or the total number of additional shares of Common Stock that will be issued as a result of fractional shares. However, we do not expect that the amount will be material. We do not expect the reverse stock split to result in a significant reduction in the number of record holders.

Mechanics of Reverse Stock Split

If our stockholders approve this Proposal 3 at the Annual Meeting and our Board decides to effectuate the reverse stock split (i.e., we have not otherwise regained compliance with NASDAQ’s minimum bid requirement), our stockholders will be notified that the reverse stock split has been effected. The mechanics of the proposed reverse stock split will differ depending upon whether a stockholder holds its shares in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Our stockholders who hold shares in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures for processing the Reverse Split and stockholders holding shares in “street name” are encouraged to contact their nominees.

Our stockholders all hold their shares electronically in book-entry form and, as such, none of our stockholders will have stock certificates evidencing their ownership of our Common Stock. Our stockholders are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-reverse stock split shares, as a transaction statement will automatically be sent to the stockholders’ address of record indicating the number of shares held.

Accounting Consequences

The par value of our Common Stock in effect at the time of the proposed reverse stock split would remain unchanged after such reverse stock split. Additionally, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse stock split by a U.S. stockholder that holds the shares of our Common Stock as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of our Common Stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder that may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders that do not own their shares of Common Stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the reverse stock split.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the reverse stock split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the reverse stock split.

Based on the assumption that the reverse stock split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the reverse stock split.

We believe that the reverse stock split should qualify as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a U.S. stockholder should not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share). Further, a U.S. stockholder’s aggregate tax basis in his, her, or its post-reverse-split shares of Common Stock should equal the aggregate tax basis in the pre-reverse-split shares of Common Stock exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse-split shares of Common Stock exchanged that is allocated to any fractional share for which cash is received, and such U.S. stockholder’s holding period for the post-reverse-split shares of Common Stock should include the period during which such U.S. stockholder held the pre-reverse-split shares of Common Stock surrendered therefor. U.S. stockholders should consult their tax advisors as to application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

A U.S. stockholder who receives cash instead of a fractional share of post-reverse-split Common Stock should be treated as having received the fractional share pursuant to the reverse stock split and then as having exchanged the fractional share for cash in a redemption. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. stockholder’s adjusted tax basis of the pre-reverse-split shares of Common Stock allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. stockholder’s holding period for such pre-reverse-split shares of Common Stock is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. stockholder’s proportionate interest in our Company resulting from the reverse stock split (taking into account for this purpose shares of our Common Stock which such U.S. stockholder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. stockholder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. stockholder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. stockholder’s adjusted tax basis of the pre-reverse-split shares of Common Stock that is allocable to such fractional share, and any remaining amount will be treated as capital gain. U.S. stockholders should consult their tax advisors as to application of the foregoing rules where they receive cash in lieu of a fractional share in the reverse stock split.

Cash payments received by a U.S. stockholder of our Common Stock pursuant to the reverse stock split may be subject to information reporting, and may be subject to backup withholding if the U.S. stockholder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Potential Anti-Takeover Effects

By increasing the number of authorized but unissued shares of Common Stock, the proposed reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, it may be possible for our Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with us in opposing a takeover bid that our Board determines is not in the best interests of us or our stockholders. The proposed reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed reverse stock split may have the effect of permitting our current management, including our Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of us and our Board has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.

Consequences if Our Stockholders Do Not Approve the Reverse Stock Split

If our stockholders do not approve this Proposal 2, we may be unable to maintain our listing on the NASDAQ Capital Market. See “Purpose and Background of the Reverse Stock Split” above.

Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenter’s rights with respect to the proposed Amendment to effect the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval thereof. Both abstentions and broker non-votes will have the effect of a vote “AGAINST” this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split unless otherwise specified in the proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT.

PROPOSAL 3:

ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 2

If there are not a sufficient number of votes to approve Proposal 2—Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split, we may propose to adjourn the Annual Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal 2. We do not intend currently to propose such adjournment of the Annual Meeting if there are sufficient votes to approve Proposal 2.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on Proposal 3 at the Annual Meeting is required for the approval thereof. Abstentions will have the same effect as a vote “AGAINST” this Proposal. Broker non-votes will have no effect on the outcome of this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 unless otherwise specified in the proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT FEES

MaloneBailey, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2018 and has served in this capacity for each of the seven years ended December 31, 2018. During the seven fiscal years ended December 31, 2018, there were no disagreements between us and MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Audit Committee has not selected an independent registered public accounting firm for the fiscal year ending December 31, 2019 because it is currently engaged in an internal process to make such selection and, as such, does not propose that our stockholders ratify the selection of any independent registered public accounting firm for the fiscal year ending December 31, 2019 at the Annual Meeting. We believe that our process reflects good corporate governance and is not due to a disagreement with MaloneBailey, LLP on any matter related to its audit, MaloneBailey, LLP declining to stand for re-appointment or the existence of reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. In future years, the Audit Committee intends to submit to our stockholders proposals in our proxy statement regarding the ratification of our independent registered public accounting firm.

Representatives of MaloneBailey, LLP are not expected to be present at the Annual Meeting and we do not expect that they will be available to respond to appropriate questions. We have provided MaloneBailey, LLP with an opportunity to make a statement if they desire to do so, although they have declined to make such a statement at the Annual Meeting.

Ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. No determination has been made as to what action the Board or the Audit Committee would take if our stockholders do not ratify the appointment of our independent registered public accounting firm in future years. Even if such appointments are ratified, however, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during such years if the Audit Committee determines that such a change would be in our best interest and the best interest of our stockholders.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed for audit and other services provided by MaloneBailey, LLP during the fiscal years ended December 31, 2018 and 2017:

	For the Fiscal Years Ended December 31,
	2018	2017
Audit Fees(1)	$114,000	$114,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$114,000	$114,000

(1)

Audit Fees—Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including the audited financial statements presented in our Annual Report on Form 10-K, and the review of our financial statements included in quarterly reports, along with services that are normally provided by the independent registered accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements. Audit Fees also includes professional services rendered in connection with our offering statement on Form 1-A related to our offering of Common Stock under Regulation A in June 2017 and our registration statement on Form S-1 related to our offering of Common Stock in January 2018.

(2)

Audit-Related Fees—Audit-related fees consist of fees for professional services rendered for assurance and related services by MaloneBailey, LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)

Tax Fees—Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance.

(4)	All Other Fees—All other fees consist of fees billed for products and services provided by MaloneBailey, LLP other than the services reported for the other categories.

Pre-Approval Policies and Procedures of the Audit Committee

Consistent with the rules and regulations promulgated by the SEC, the Audit Committee approves the engagement of our independent registered public accounting firm and is also required to pre-approve all audit and non-audit expenses. All of the services described above were approved by the Audit Committee in accordance with its procedure.

OTHER MATTERS

The Board and management do not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the Proxy Holder will vote on such matters in accordance with his best judgment.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on November 21, 2019, in accordance with Rule 14a-8 promulgated under the Exchange Act. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then, to be considered for inclusion in the Proxy Statement relating to next year’s annual meeting, notice of a stockholder proposal will need to be received by us in a reasonable amount of time before we begin to send our proxy materials for the 2020 Annual Meeting of Stockholders.

In accordance with the procedures set forth in our Amended and Restated Bylaws, if a stockholder wishes to present a stockholder proposal at our 2020 Annual Meeting of Stockholders that is not intended to be included in the Proxy Statement, we must receive such proposal between December 9, 2019 and January 8, 2020. Subject to Rule 14a-4(c) under the Exchange Act, which governs our use of discretionary proxy voting authority with respect to stockholder proposals that are not included in a company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act, our Proxy Holder will have the right to exercise his discretionary authority in connection with any matter submitted by a stockholder, without discussion of the matter in the Proxy Statement, if we do not receive timely notice of such proposal under our Amended and Restated Bylaws, as calculated above. In the event that our 2020 Annual Meeting of Stockholders is not held between April 7, 2020 and June 6, 2020, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of (a) the ninetieth day prior to the 2020 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2020 Annual Meeting of Stockholders.

Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our Proxy Statement. We reserve the right to exclude stockholder proposals pursuant to SEC rules, or if untimely. If a stockholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information required to be provided under Regulation 14A under the Exchange Act and requested by the Board concerning such candidate must be furnished within a reasonable time prior to the above deadline for stockholder proposals.

All notices of intention to present a proposal at the 2020 Annual Meeting of Stockholders should be addressed to our Corporate Secretary at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880 and to ensure prompt receipt by us, such notices should be sent to us via certified mail, return receipt requested. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year’s annual meeting submitted after the deadlines described above will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

DIRECTOR NOMINEES FOR 2020 ANNUAL MEETING

In accordance with procedures set forth in our Amended and Restated Bylaws, our stockholders may propose nominees for election to the Board only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to our Company Secretary must be delivered to or mailed and received at our principal executive offices, located at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880, on or before December 9, 2019 but not earlier than January 8, 2020. However, if the date of our 2020 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then notice will need to be received by us not later than the close of business on the later of (a) the ninetieth day prior to the 2020 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2020 Annual Meeting of Stockholders.

The notice must set forth, among other things, certain information regarding the stockholder (including any of its affiliates or associates acting in concert) who intends to make the nomination, as well as such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the Board nominated or intended to nominate such nominee, as well as certain other specific information required by our Amended and Restated Bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov.

Submissions must be made by mail, courier or personal delivery—submissions by e-mail will not be considered. The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with the above procedural requirements, including the additional requirements set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or if you currently receive multiple Notices and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Chief Financial Officer at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880 or by calling us at (951) 407-9860.

IMPORTANT

Your vote at this year’s Annual Meeting is important, no matter how many or how few shares of Common Stock you own. Please sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope, or vote by calling the toll-free number shown on the Notice or by visiting the website shown on the Notice, in each case promptly.

Only your latest dated proxy will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADOMANI, INC.,

a Delaware corporation

ADOMANI, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as the “Corporation”), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at an annual meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that ARTICLE IV of the Amended and Restated Certificate of Incorporation be amended by adding the following paragraph at the end thereof:

“Effective as of 5:00 p.m., Eastern time, on [            ] [    ], 20[    ] (the “Effective Time”), every [insert number ranging up to eight] outstanding shares of Common Stock, par value of $0.00001 per share, of the Corporation issued and outstanding or held in the treasury of the Corporation will automatically be combined, reclassified and changed into one (1) fully paid and non-assessable share of Common Stock, par value of $0.00001 per share, without any further action by the holders of such shares; provided, however, that if such reclassification results in any stockholder being entitled to fractional shares that when aggregated equal less than a whole share of Common Stock, such fractional shares shall be reclassified and converted from and after the Effective Time into one whole share of Common Stock in lieu of such fractional shares. No other exchange, reclassification or cancellation of issued shares shall be effected by this amendment.”

2. That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which annual meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by James L. Reynolds, its Chief Executive Officer and President, this [            ] day of [                ], [                ].

ADOMANI, INC., a Delaware corporation

By:
James L. Reynolds, Chief Executive Officer and President

B-1